As filed with the Securities and Exchange Commission on December 17, 2007

Registration No. 333-146406

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 4

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ultrapar Participações S.A.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Brazil	2860	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Av. Brigadeiro Luis Antônio, 1343, 9º Andar

São Paulo, SP, Brazil 01317-910

Telephone: 55-11-3177-6695

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Registered Agents, Inc.

875 Avenue of the Americas, Suite 501

New York, New York 10001

(800) 300-5067

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Diane G. Kerr, Esq.

Andrés V. Gil, Esq.

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed offer to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Ultrapar does not maintain an insurance policy that protects our officers and the members of our board of directors from liabilities incurred as a result of actions taken in their official capacity.

Item 21. Exhibits

2.1	The Investment Agreement entered into by and among Ultrapar, Petrobras and Braskem dated March 18, 2007, as amended by the Amendment to Investment Agreement entered into by and among Ultrapar, Petrobras and Braskem dated April 18, 2007 (incorporated by reference to Exhibit 4.4 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

2.2	Share Purchase Agreement entered into by and among Ultrapar, Petrobras, Braskem and the Key Shareholders of RIPI, DPPI and CBPI, dated April 18, 2007 (incorporated by reference to Exhibit 4.5 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

2.3	Braskem/Petrobras Asset Security Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 4.6 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

2.4	Petrobras Asset Security Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 4.7 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

3.1	Bylaws of Ultrapar, as amended on April 27, 2006 (incorporated by reference to Exhibit 1.1 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.1	Shareholders’ Agreement dated March 22, 2000 (incorporated by reference to Exhibit 2.1 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.2	Shareholders’ Agreement dated September 22, 2004 (incorporated by reference to Exhibit 10.3 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

4.3	Indenture in respect of the 1st issue of simple, non-convertible debentures, unsecured and without special privileges, in a single series, for public distribution, dated of February 16, 2005 (incorporated by reference our report on Form 6-K filed on March 1, 2005).

4.4	Indenture, dated as of December 20, 2005, among LPG International Inc., as Issuer, Ultrapar Participações S.A. and Oxiteno S.A. Indústria e Comércio, as Guarantors, JPMorgan Chase Bank, N.A., as Trustee, Transfer Agent and Registrar, J.P. Morgan Trust Bank LTD., as Principal Payment Agent and J.P. Morgan Bank Luxembourg S.A., as Luxembourg Paying Agent, Luxembourg Transfer Agent and Luxembourg Listing Agent (incorporated by reference to Exhibit 2.2 to Form 20-F of Ultrapar Participações S.A. filed on May 5, 2006).

4.5	Amendment dated as of March 31, 2006 to the Indenture dated as of December 20, 2005 (incorporated by reference to Exhibit 2.3 to Form 20-F of Ultrapar Participações S.A. filed on May 5, 2006).

4.6	Indenture regarding first tranche of the issuance of debentures in Brazil totaling R$675 million in connection with the Ipiranga Acquisition (incorporated by reference to Exhibit 2.6 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.7	Target Companies’ Shareholders Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 2.7 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.8	RIPI Shareholders Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 2.8 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.9	Protocolo e Justificação do Incorporação de Ações (Protocol and Justification of the Share Exchange) between Ultrapar and RIPI, dated November 9, 2007 (previously filed).

4.10	Protocolo e Justificação do Incorporação de Ações (Protocol and Justification of the Share Exchange) between Ultrapar and DPPI, dated November 9, 2007 (previously filed).

4.11	Protocolo e Justificação do Incorporação de Ações (Protocol and Justification of the Share Exchange) between Ultrapar and CBPI, dated November 9, 2007 (previously filed).

5.1	Form of opinion of Machado, Meyer, Sendacz e Opice Advogados (previously filed).

8.1	Form of opinion of Davis Polk & Wardwell as to tax matters (previously filed).

8.2	Form of opinion of Machado, Meyer, Sendacz e Opice Advogados as to tax matters.

10.1	Share Sale and Purchase Agreement related to the sale and purchase of the entire share capital of Shell Gás (LPG) Brasil S.A. (incorporated by reference to Exhibit 10.2 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

10.2	Form of agreement between Ultragaz and independent dealers (incorporated by reference to Exhibit 10.4 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

10.3	Take or pay agreement between Tequimar and CODEBA (incorporated by reference to Exhibit 10.5 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

11.1	Statement regarding computation of per share earnings (incorporated by reference to Note 24(v) in the financial statements included in Ultrapar’s Annual Report on Form 20-F filed with the SEC on June 7, 2007).

21.1	List of subsidiaries of Ultrapar (incorporated by reference to Exhibit 8.1 to Ultrapar’s Annual Report on Form 20-F filed with the SEC on June 7, 2007).

23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes regarding use in this Registration Statement of its report dated January 31, 2007 relating to the financial statements of Ultrapar Participações S.A. (previously filed).

23.2	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report relating to the financial statements of Refinaria de Petróleo Ipiranga S.A. (previously filed).

23.3	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report relating to the financial statements of Distribuidora de Produtos de Petróleo Ipiranga S.A. (previously filed).

23.4	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report relating to the financial statements of Companhia Brasileira de Petróleo Ipiranga S.A. (previously filed).

23.5	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report relating to the carve-out financial statements of the Oil Refining Business of Refinaria de Petróleo Ipiranga S.A. (previously filed).

23.6	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report relating to the carve-out financial statements of the South Fuel and Lubricants Distribution Business of Distribuidora de Produtos de Petróleo Ipiranga S.A. (previously filed).

23.7	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report relating to the statement of assets acquired and liabilities assumed and the statement of revenues and direct expenses of South and Southeast Fuel and Lubricant Distribution Business of Companhia Brasileira de Petróleo Ipiranga S.A. (previously filed).

23.8	Consent of Deutsche Bank Securities Inc. regarding use in this Registration Statement of its valuation report dated April 4, 2007 and any amendment thereof relating to the proposed share exchange transaction wherein the preferred shares of Companhia Brasileira de Petróleo Ipiranga, Distribuidora de Produtos de Petróleo Ipiranga S.A. and Refinaria de Petróleo Ipiranga S.A will be exchanged for preferred shares of Ultrapar (previously filed).

23.9	Consent of Apsis Consultoria Empresarial S/C Ltda. (previously filed).

23.10	Consent of Banco de Investimento Credit Suisse (Brasil) S.A. (previously filed).

99.1	Valuation Report by Deutsche Bank Securities Inc. dated April 4, 2007 (incorporated by reference to Ultrapar’s current report on Form 6-K filed with the SEC on April 16, 2007).

99.2	Valuation Report by Apsis Consultoria Empresarial S/C Ltda. (previously filed).

99.3	Valuation Report by Banco de Investimento Credit Suisse (Brasil) S.A. (previously filed).

99.4	Valuation Report by KPMG Auditores Independentes (previously filed).

Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) to file a post-effective amendment to the registration statement to include any financial statements required by 17 CFR 210.3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or 17 CFR 210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To respond to requests for information that is incorporated by reference into the joint information statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and to arrange or provide for a facility in the United States for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, Brazil, on December 17, 2007.

Ultrapar Participagoes S.A.

By:	/s/ PEDRO WONGTSCHOWSKI
Name:	Pedro Wongtschowski
Title:	Chief Executive Officer

By:	/s/ ANDRÉ COVRE
Name:	André Covre
Title:	Chief Financial and Investor Relations Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No.4 to the Registration Statement has been signed by the following persons on December 17, 2007 in the capacities indicated:

Name	Title

/s/ PEDRO WONGTSCHOWSKI Pedro Wongtschowski	Chief Executive Officer

/s/ ANDRÉ COVRE André Covre	Chief Financial and Investor Relations Officer

/S/ ROBERTO KUTSCHAL NETO Roberto Kutschal Neto	Principal Accounting Officer

* Paulo Guilherme Aguiar Cunha	Chairman of the Board of Directors

* Lucio de Castro Andrade Filho	Vice Chairman of the Board of Directors

* Ana Maria Levy Villela Igel	Director

Renato Ochman	Director

Nildemar Secches	Director

Paulo Viera Belotti	Director

* Olavo Egydio Monteiro de Carvalho Puglisi & Associates	Director

/s/ DONALD J. PUGLISI Donald J. Puglisi Authorized Signatory	Authorized Representative in the United States

*By:	/S/ ANDRÉ COVRE
André Covre
Attorney-in-fact

*By:	/S/ ROBERTO KUTSCHAL NETO
Roberto Kutschal Neto
Attorney-in-fact